UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 9, 2004

Memry Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15971	06-1084424
(Commission File Number)	(IRS Employer Identification No.)

3 Berkshire Boulevard, Bethel, Connecticut	06801
(Address of principal executive offices)	(Zip Code)

(203) 739-1100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1. Acquisition of Putnam Plastics Corporation.

On November 9, 2004, Memry Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Putnam Plastics Corporation (“Putnam”), a corporation engaged in the production of extruded medical tubing and related items, and Mr. James V. Dandeneau, the sole shareholder of Putnam. Pursuant to the Purchase Agreement, the Company agreed to purchase substantially all of Putnam’s assets and to assume certain specified liabilities of Putnam, and Putnam agreed to sell substantially all of its assets to the Company. The Company assigned its right to purchase such assets and to assume such liabilities to MPAV Acquisition LLC, a newly formed wholly-owned subsidiary of the Company (“MPAV”).

The transactions contemplated by the Purchase Agreement were consummated on November 9, 2004. The Company paid (or, as noted below, will pay) a purchase price, subject to certain post closing adjustments for working capital and for a tax gross-up, consisting of $17.0 million in cash, 2,857,143 shares of the Company’s common stock, and $2.5 million in deferred payments. The deferred payments are non-interest bearing and are required to be paid in three equal annual installments beginning November 9, 2005. The 2,857,143 shares of the Company’s common stock included as part of the consideration for the acquisition were issued and sold without registration in reliance on the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering. Under the terms of the Purchase Agreement, the shares are subject to certain restrictions, including a black out period during which Putnam is prohibited from selling any of the shares for a period of 18 months after November 9, 2004, and after such 18-month period, Putnam is generally prohibited from selling more than 250,000 shares through the public markets in any calendar quarter.

Pursuant to the Purchase Agreement, the Company has agreed to pay at some time after the closing date an amount, if any, to Putnam equal to the lesser of (A) the difference between (x) the state and federal income taxes actually paid, with respect to the tax year ended December 31, 2004, by Mr. Dandeneau directly in connection with the consummation of the transactions contemplated by the Purchase Agreement (including income taxes imposed with respect to such amount) and (y) the state and federal income taxes that actually would have been owed by Mr. Dandeneau with respect to the tax year ended December 31, 2004 if the Company had acquired on November 9, 2004 all of Putnam’s capital stock in exchange for the purchase price paid by the Company (exclusive of the assumption of specified liabilities and the amount described in this paragraph, and without regard to any basis adjustment to Putnam’s capital stock attributable to the transactions contemplated by the Purchase Agreement), and (B) $600,000.

In addition, the parties to the Purchase Agreement agreed that, if the Company pursues a wire coating joint venture with a major medical company, or licenses certain technology to such major medical company, the Company will pay to Putnam one-third (1/3) of the profits attributable to the Company (subject to certain adjustments) generated by such joint venture, or one-third (1/3) of the licensing fee earned by the Company, as the case may be, in the calendar month during which such joint venture or license agreement is consummated and the thirty-five immediately succeeding calendar months. If, however, Memry does not pursue a joint venture or a license with such major medical company, but Putnam, with the Company’s consent (which consent may be withheld in its sole discretion), enters into a joint venture or a license agreement with such major medical company prior to November 9, 2005, the deferred portion of the purchase price will be reduced by $1.0 million.

In connection with the transactions contemplated by the Purchase Agreement, MPAV entered into a Supply Agreement (the “Foster Supply Agreement”) with Foster Corporation (“Foster”), pursuant to which Foster has agreed to supply to MPAV plastic compounds for the lowest price that each such product is then made available by Foster to other customers that purchase such product in quantities similar to those being purchased by MPAV. Mr. Dandeneau owns half the interest in and is an officer of Foster. The Foster Supply Agreement terminates on November 8, 2009.

In connection with the transactions contemplated by the Purchase Agreement, the Company also entered into a triple-net lease with Mr. Dandeneau (the “Dandeneau Lease”) on the Putnam facility at 130 Louisa Viens Drive, Dayville (Town of Killingly), Connecticut. The term of the lease will expire on November 30, 2009, with the Company having the option to extend the lease through November 30, 2014 with two 30-month options. The monthly base rent under the lease is approximately $18,000, which rate was agreed to based upon a current, fair market rental value appraisal of the facility obtained by the Company. The Company is also responsible for certain insurance, taxes and maintenance on the facility.

In connection with the transactions contemplated by the Purchase Agreement, MPAV (soon to be known as Putnam Plastics Company LLC) also entered into an employment agreement with Mr. Dandeneau (the “Dandeneau Employment Agreement”) which provides that Mr. Dandeneau will serve as the President of MPAV for a three year term and that Mr. Dandeneau will be elected to the Board of Directors of the Company by December 31, 2004. Mr. Dandeneau will receive an annual base salary of $200,000 (which may be increased at the discretion of MPAV), a target bonus of 45% of his base salary and options to acquire 40,000 shares of the Company’s common stock at fair market value as of the date of grant. In the event of a termination of employment by MPAV without “cause” or by Mr. Dandeneau for “good reason” (each as defined in the agreement), Mr. Dandeneau will receive continued base salary and bonus payments through the end of the original three-year term. In the event of Mr. Dandeneau’s death, his estate will receive continued base salary payments through the end of the month in which his death occurs and he will receive a pro-rated bonus. In the event of a termination of Mr. Dandeneau’s employment as a result of a disability, he will receive his current base salary for six months or until he begins to receive payments under an MPAV disability policy, if earlier. During the 18-month period following any termination of employment, Mr. Dandeneau is not permitted to solicit the employees or customers of MPAV or of any of its affiliates. Pursuant to the Purchase Agreement, until November 9, 2009, none of Putnam, Mr. Dandeneau or any of their affiliates can engage in any business in the United States that competes with MPAV’s business.

In connection with the financing of the Company’s acquisition of Putnam, on November 9, 2004 the Company entered into a Credit and Security Agreement with Webster Business Credit Corporation (the “Webster Agreement”), replacing the Company’s previous credit facility with Webster Bank entered into on January 30, 2004. The Webster Agreement includes a term loan facility consisting of a five year term loan in the amount of $1.9 million (the “Five Year Term”) and a three year term loan in the amount of $2.5 million (the “Three Year Term”), collectively (the “Term Loan Facility”). Both term loans are repayable in equal monthly installments with the additional requirement that, under the Three Year Term, a prepayment of 50% of excess cash flow, as defined, be made annually within 90 days of the Company’s fiscal year end. Interest under the Five Year Term is based upon, at the Company’s option, LIBOR plus 2.75% or an alternate base rate, as defined, plus 0.25%. Interest under the Three Year Term is based upon, at the Company’s option, LIBOR plus 3.75% or the alternate base rate, as defined, plus 1.25%. Borrowings under the Term Loan Facility were used to repay approximately $1.4 million in borrowings under the Company’s previous Webster Bank facility and to partially fund the acquisition of Putnam.

The Webster Agreement also provides for a revolving line of credit for borrowings up to the lesser of (a) $6,500,000 or (b) an amount equal to the aggregate of (1) 85% of eligible accounts receivable plus (2) the lesser of $3,000,000 or 55% of eligible inventories, in each case less any reserves established by the lender. Interest under the revolving line of credit is based upon, at the Company’s option, LIBOR plus 2.50% or the alternate base rate, as defined. The entire outstanding principal amount of the revolving line of credit is due November 9, 2009. Additionally, the Webster Agreement includes an equipment line of credit that provides for equipment financing up to the lesser of $1,000,000 or 80% of the hard cost for eligible equipment through November 9, 2005. If no event of default exists at that time, any outstanding amount under the equipment line as of November 9, 2005 will convert to a term loan payable monthly based on a 7-year amortization schedule but with a balloon payment of the then unpaid balance due on November 9, 2009. As of November 9, 2004 no amounts were outstanding under the revolving line of credit or the equipment line of credit. Borrowings under the Webster Agreement are collateralized by substantially all of the Company’s assets. If an event of default exists under the Webster Agreement, the various interest rates can be increased by an additional 2%. If prior to November 9, 2007 any of the loans under the Webster Agreement are prepaid in full and the lending facilities under the Webster Agreement are terminated, the Company will owe a prepayment premium ranging from 2.5% to 0.5% with the exact percentage dependent upon when the prepayment and termination occur.

The Webster Agreement contains various restrictive covenants, which, among other things, place limitations on the Company’s ability, without Webster Business Credit Corporation’s further agreement, to effect certain material transactions in the future, such as mergers, acquisitions and joint ventures, to incur additional debt and encumbrances, to sell assets, and to pay dividends or redeem its stock. In addition, the Company is required to maintain fixed charge coverage and leverage ratios at specified levels, and, as long as the Three Year Term is outstanding, to maintain a minimum cash balance and, during the first year of the Webster Agreement, certain excess borrowing availability, as defined. All obligations under and relating to the Webster Agreement are guaranteed by MPAV and that guarantee is collateralized by substantially all of the assets of MPAV. The Webster Agreement provides that if an event of default exists, the lender can accelerate the amount of the debt outstanding under the Webster Agreement. Among the events of default in the Webster Agreement are: failure to timely pay the debt under the Webster Agreement or other debt, failure to perform the various covenants under the Webster Agreement, material misrepresentations, bankruptcy or insolvency type events with respect to the Company or MPAV, cessation of the Company’s or MPAV operations or seizure of their assets, a change of control of the Company, and a material adverse change in the Company’s condition.

Additional financing for the acquisition of Putnam was obtained on November 9, 2004 through a subordinated loan of $7.0 million due November 9, 2010 made by Brookside Pecks

Capital Partners, L.P. and Ironbridge Mezzanine Fund, L.P. to the Company and MPAV, as co-borrowers, under a Subordinated Loan Agreement of that date (the “Subordinated Loan Agreement”). The interest rate on the subordinated loan is 17.5% of which 12% is payable quarterly with the remaining 5.5% payable “in kind” as an increase to the principal balance of the notes evidencing the subordinated loan. The interest rate is subject to a 1% reduction in the event certain pre-tax income thresholds are met, and subject to a 2% increase in the event of default. The Subordinated Loan Agreement provides for a prepayment premium (with certain limited exceptions) of between 3% to 1% if the loan is prepaid in full or in part prior to November 9, 2007, the exact percentage depending upon when the prepayment is made.

The Subordinated Loan Agreement contains various restrictive covenants similar to and generally no more restrictive than those set forth in the Webster Agreement. The Subordinated Loan Agreement also provides that the amount of the loan outstanding under that Agreement can be accelerated if an event of default exists. Events of default are generally similar to, and not less favorable to the Company than, those in the Webster Agreement.

The foregoing descriptions of each of the Purchase Agreement, the Dandeneau Lease, the Dandeneau Employment Agreement, the Webster Agreement and the Subordinated Loan Agreement, are qualified in their entirety by reference to the actual agreements, copies of each of which are included as exhibits to this Current Report on Form 8-K, and incorporated by reference into this Item.

2. Menlo Park Lease

Currently, the Company is subleasing approximately 10,000 square feet of light manufacturing and office space at 4020 Campbell Avenue, Menlo Park, California. On November 10, 2004, the Company signed a lease (the “Menlo Lease”) under which, effective December 1, 2004, it will lease directly the entire facility at 4020 Campbell Avenue, which has approximately 22,000 square feet. The term of the new lease will expire on June 30, 2008, with one option to extend the lease through June 30, 2013. The monthly base rent under the lease is approximately $17,600, and the Company is also responsible for certain taxes and maintenance on the facility.

The foregoing description of the Menlo Lease is qualified in its entirety by reference to the Menlo Lease, a copy of which is included with this Current Report on Form 8-K as Exhibit 10.11, and is incorporated by reference into this Item.

Item 2.01. Completion of Acquisition or Disposition of Assets.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sale of Equity Securities.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 8.01 Other Events.

On November 9, 2004, the Company issued a press release announcing that it had entered into the Purchase Agreement and had consummated the transactions thereunder. The text of the Press Release is included with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference into this Item.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required to be filed pursuant to Item 9.01(a) will be filed, in compliance with Item 9.01(a)(4) of Form 8-K, by an amendment to this Current Report on Form 8-K no later than 71 calendar days after November 15, 2004.

(b) Pro Forma Financial Information.

The financial information required to be filed pursuant to Item 9.01(b) will be filed, in compliance with Item 9.01(b)(2) of Form 8-K, by an amendment to this Current Report on Form 8-K no later than 71 calendar days after November 15, 2004.

(c) Exhibits.

Exhibit Number		Description
2.1	–	Asset Purchase Agreement dated November 9, 2004, among the Company, Putnam Plastics Corporation and Mr. James Dandeneau

10.1	–	Commercial Lease Agreement dated as of November 9, 2004 between James V. Dandeneau, as lessor, and MPAV Acquisition LLC, as lessee

10.2	–	Credit and Security Agreement dated as of November 9, 2004 between the Company as borrower and Webster Business Credit Corporation as lender

10.3	–	Term Loan A Note dated November 9, 2004 made by the Company to the order of Webster Business Credit Corporation

10.4	–	Term Loan B Note dated November 9, 2004 made by the Company to the order of Webster Business Credit Corporation

10.5	–	Revolving Credit Note dated November 9, 2004 made by the Company to the order of Webster Business Credit Corporation

10.6	–	Capital Expenditure Note dated November 9, 2004 made by the Company to the order of Webster Business Credit Corporation

10.7	–	Guaranty Agreement dated of as November 9, 2004 made by MPAV Acquisition LLC in favor of Webster Business Credit Corporation

10.8	–	Subordinated Loan Agreement dated as of November 9, 2004 among the Company and MPAV Acquisition LLC, as borrowers, and Ironbridge Mezzanine Fund, L.P. and Brookside Pecks Capital Partners, L.P., as lenders

10.9	–	Subordinated Promissory Note dated November 9, 2004 made by the Company and MPAV Acquisition LLC, jointly and severally, to the order of Brookside Pecks Capital Partners, L.P.

10.10	–	Subordinated Promissory Note dated November 9, 2004 made by the Company and MPAV Acquisition LLC, jointly and severally, to the order of Ironbridge Mezzanine Fund, L.P.

10.11	–	Standard Industrial/Commercial Single-Tenant Lease — Net dated as of December 1, 2004 between Albert M. Gounod and the Company

99.1	–	Press Release, dated November 9, 2004, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMRY CORPORATION

Date: November 12, 2004	By:	/s/ Robert P. Belcher
Robert P. Belcher
Senior Vice President – Finance and Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated November 9, 2004, among the Company, Putnam Plastics Corporation and Mr. James Dandeneau

10.1	Commercial Lease Agreement dated as of November 9, 2004 between James V. Dandeneau, as lessor, and MPAV Acquisition LLC, as lessee

10.2	Credit and Security Agreement dated as of November 9, 2004 between the Company as borrower and Webster Business Credit Corporation as lender

10.3	Term Loan A Note dated November 9, 2004 made by the Company to the order of Webster Business Credit Corporation

10.4	Term Loan B Note dated November 9, 2004 made by the Company to the order of Webster Business Credit Corporation

10.5	Revolving Credit Note dated November 9, 2004 made by the Company to the order of Webster Business Credit Corporation

10.6	Capital Expenditure Note dated November 9, 2004 made by the Company to the order of Webster Business Credit Corporation

10.7	Guaranty Agreement dated of as November 9, 2004 made by MPAV Acquisition LLC in favor of Webster Business Credit Corporation

10.8	Subordinated Loan Agreement dated as of November 9, 2004 among the Company and MPAV Acquisition LLC, as borrowers, and Ironbridge Mezzanine Fund, L.P. and Brookside Pecks Capital Partners, L.P., as lenders

10.9	Subordinated Promissory Note dated November 9, 2004 made by the Company and MPAV Acquisition LLC, jointly and severally, to the order of Brookside Pecks Capital Partners, L.P.

10.10	Subordinated Promissory Note dated November 9, 2004 made by the Company and MPAV Acquisition LLC, jointly and severally, to the order of Ironbridge Mezzanine Fund, L.P.

10.11	Standard Industrial/Commercial Single-Tenant Lease — Net dated as of December 1, 2004 between Albert M. Gounod and the Company

99.1	Press Release, dated November 9, 2004, issued by the Company